Exhibit 99.2

FIDELITY & TRUST FINANCIAL CORPORATION

Consolidated Financial Statements as of and for the Six Months Ended June 30, 2008 and 2007
(unaudited) and the Years Ended December 31, 2007and 2006

TABLE OF CONTENTS

Page

Consolidated Balance Sheets as of June 30, 2008 (unaudited) and December 31, 2007 and 2006	1

Consolidated Statements of Operations for the six months ended June 30, 2008 and 2007 (unaudited) and for the years ended December 31, 2007 and 2006	2

Consolidated Statements of Comprehensive Income (Loss) for the six months ended June 30, 2008 and 2007 (unaudited) and for the years ended December 31, 2007 and 2006	3

Consolidated Statements of Changes in Shareholders’ Equity as of June 30, 2008 (unaudited) and December 31, 2007 and 2006	4

Consolidated Statements of Cash Flows for the six months ended June 30, 2008 and 2007 (unaudited) and for the years ended December 31, 2007 and 2006	5

Notes to Consolidated Financial Statements	6–40

FIDELITY & TRUST FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 30,	December 31,
	2008	2007	2006
	(Unaudited)
ASSETS

Cash and due from banks	$9,266	$7,691	$9,647
Federal funds sold	677	7,461	38,993
Cash and cash equivalents	9,943	15,152	48,640

Securities available-for-sale at fair value	83,879	90,746	83,610

Loans held for sale — net, at fair value	3,226	11,898	139,338

Portfolio loans — net	355,934	319,402	195,103
Less: allowance for loan losses	(3,915)	(3,195)	(2,150)
Total portfolio loans — net	352,019	316,207	192,953

Receivables	169	168	5,007

Premises and equipment — net	3,452	3,929	3,533

Accrued interest receivable	2,101	2,400	2,391

Deferred tax asset — net	1,888	1,185	2,141

Other real estate owned	—	395	800

Other assets	4,415	4,449	3,151

TOTAL ASSETS	$461,092	$446,529	$481,564

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Non-interest bearing deposits	$56,465	$56,680	$49,912
Interest bearing deposits	311,346	309,018	284,569
Total deposits	367,811	365,698	334,481

Securities sold under repurchase agreements	51,309	49,165	30,203

Short-term borrowings	16,900	3,000	72,398

Accrued interest payable	56	22	628

Accrued expenses and other liabilities	1,854	3,163	4,055

Reserve for representations and warranties	90	175	1,911
Total liabilities	438,020	421,223	443,676

SHAREHOLDERS’ EQUITY:

Common stock, $0.01 par value — 20,000,000 shares authorized; and 4,207,016 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively and 4,205,152 shares issued and outstanding at December 31, 2006	42	42	42

Preferred stock, $0.01 par value, 5,000,000 shares authorized, none issued or outstanding at June 30, 2008 and December 31, 2007 and 2006, respectively	—	—	—

Additional paid-in-capital	37,758	37,726	37,655

(Accumulated deficit) Retained earnings	(14,661)	(12,807)	571

Accumulated other comprehensive (loss) income	(67)	345	(380)
Total shareholders’ equity	23,072	25,306	37,888

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$461,092	$446,529	$481,564

See notes to consolidated financial statements.

FIDELITY & TRUST FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

	Six months Ended		Years Ended
	June 30,		December 31,
	2008	2007	2007	2006
	(Unaudited)
INTEREST INCOME:
Interest on federal funds sold and interest-bearing bank balances	$143	$434	$753	$1,506
Interest and dividends on securities	2,243	2,200	4,622	3,339
Interest and fees on loans	11,284	11,701	25,248	17,040

Total interest income	13,670	14,335	30,623	21,885

INTEREST EXPENSE:
Interest on deposits	6,255	6,135	13,299	9,171
Interest on securities sold under repurchase agreements	523	812	1,710	520
Interest on borrowings	192	4	20	2

Total interest expense	6,970	6,951	15,029	9,693

NET INTEREST INCOME	6,700	7,384	15,594	12,192

PROVISION FOR LOAN LOSSES	756	743	1,861	671

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,944	6,641	13,733	11,521

NON-INTEREST INCOME:
Service charges on deposits	159	98	231	121
Other income	238	139	334	193

Total non-interest income	397	237	565	314

NON-INTEREST EXPENSE:
Compensation and employee benefits	3,540	3,187	6,851	5,352
Occupancy	897	724	1,603	1,159
Consulting and professional fees	748	544	1,145	1,154
Depreciation and amortization	483	326	743	525
Equipment and software	215	151	320	218
Travel, meals, and entertainment	139	115	305	236
Legal	188	76	295	180
Data processing	331	243	504	368
Other	895	175	1,071	141

Total non-interest expense	7,436	5,541	12,837	9,333

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX (BENEFIT) EXPENSE	(1,095)	1,337	1,461	2,502

Income tax (benefit) expense	(428)	536	541	792

(LOSS) INCOME FROM CONTINUING OPERATIONS	(667)	801	920	1,710

DISCONTINUED OPERATIONS:
LOSS FROM DISCONTINUED OPERATIONS	(1,187)	(4,220)	(15,855)	(2,225)

Income tax benefit	—	(1,688)	(1,557)	(736)

LOSS FROM DISCONTINUED OPERATIONS	(1,187)	(2,532)	(14,298)	(1,489)

NET (LOSS) INCOME	$(1,854)	$(1,731)	$(13,378)	$221

(LOSS) EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$(0.16)	$0.19	$0.22	$0.40

(LOSS) EARNINGS PER SHARE FROM CONTINUING OPERATIONS - assuming dilution	$(0.16)	$0.19	$0.22	$0.40

(LOSS) EARNINGS PER SHARE	$(0.44)	$(0.41)	$(3.18)	$0.05

(LOSS) EARNINGS PER SHARE — assuming dilution	$(0.44)	$(0.41)	$(3.16)	$0.05

See notes to consolidated financial statements.

FIDELITY & TRUST FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(Dollars in thousands)

	June 30,		December 31,
	2008	2007	2007	2006
	(Unaudited)

NET (LOSS) INCOME	$(1,854)	$(1,731)	$(13,378)	$221

OTHER COMPREHENSIVE INCOME —
net of income taxes

Unrealized (losses) gains on available-for-sale securities:
unrealized (losses) gains arising during period, net of related tax benefit (expense) of $272 and $372 for the six months ended June 30, 2008 and 2007 (unaudited), respectively, and $480 and $22 for the year ended December 31, 2007 and 2006, respectively	(412)	(564)	725	33

COMPREHENSIVE (LOSS) INCOME	$(2,266)	$(2,295)	$(12,653)	$254

FIDELITY & TRUST FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2008 (UNAUDITED) AND FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(Dollars in thousands)

					Accumulated
			Additional	Retained	Other	Total
	Common		Paid-In	Earnings/	Comprehensive	Shareholders’
	Shares	Stock	Capital	(Deficit)	Income (Loss)	Equity

Balance — December 31, 2005	4,210,598	$42	$37,718	$350	$(413)	$37,697

Stock repurchased	(106,546)	(1)	(1,224)	—	—	(1,225)

Issuance of restricted stock	100,000	1	1,149	—	—	1,150

Exercise of options	1,100	—	11	—	—	11

Grant of options	—	—	1	—	—	1

Net income	—	—	—	221	—	221

Change in unrealized loss on securities available-for-sale — net of taxes	—	—	—	—	33	33
Balance — December 31, 2006	4,205,152	42	37,655	571	(380)	37,888

Stock repurchased	(2,500)	0	(29)	0	0	(29)

Issuance of restricted stock	4,364	0	50	0	0	50

Grant of options	—	0	50	0	0	50

Net loss	—	0	0	(13,378)	0	(13,378)

Change in unrealized loss on securities available-for-sale — net of taxes	—	0	0	0	725	725
Balance — December 31, 2007	4,207,016	42	37,726	(12,807)	345	25,306

Net loss	—	—	—	(1,854)	—	(1,854)

Stock based compensation	—	—	32	—	—	32

Change in unrealized loss on securities available-for-sale — net of taxes	—	—	—	—	(412)	(412)
Balance — June 30, 2008 (unaudited)	4,207,016	$42	$37,758	$(14,661)	$(67)	$23,072

See notes to consolidated financial statements.

FIDELITY & TRUST FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Six months ended		Years ended
	June 30,		December 31,
	2008	2007	2007	2006
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(1,854)	$(1,731)	$(13,378)	$221
Loss from discontinued operations	(1,187)	(2,532)	(14,298)	(1,489)

(Loss) income from continuing operations	(667)	801	920	1,710
Adjustments to reconcile net income from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	482	326	743	525
Discount accretion and premium amortization on securities — net	(68)	(39)	(42)	(80)
Loss on sale of other real estate owned	1	—	24	—
Stock based compensation	32	—	50	1
Provision for loan losses	756	743	1,861	671
Change in accrued interest receivable	191	(336)	(514)	(599)
Change in deferred taxes	(428)	(7)	(800)	(340)
Change in other assets	(70)	(775)	(223)	(546)
Change in accrued expenses and other liabilities	(705)	684	1,498	694
Net cash (used in) provided by operating activities from continuing operations	(476)	1,397	3,517	2,036
Net cash provided by (used in) operating activities from discontinued operations	7,075	30,077	113,964	(17,567)

Net cash provided by (used in) operating activities	6,599	31,474	117,481	(15,531)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net purchase of fixed assets	(169)	(300)	(1,934)	(1,570)
Proceeds from sale of other real estate owned	394	—	—	—
Net increase in portfolio loans	(36,568)	(57,399)	(125,534)	(69,548)
Purchases of securities available-for-sale	(15,354)	(22,272)	(37,343)	(37,274)
Proceeds from maturities and paydowns of securities available-for-sale	21,604	9,523	31,450	10,101
Net cash (used in) investing activities from continuing operations	(30,093)	(70,448)	(133,361)	(98,291)
Net cash provided by investing activities from discontinued operations	129	151	1,589	707

Net cash (used in) investing activities	(29,964)	(70,297)	(131,772)	(97,584)

CASH FLOWS FROM FINANCING ACTIVITES:
Net increase (decrease) in deposits	2,113	(6,127)	31,217	78,540
Net increase in securities sold under repurchase agreements	2,143	26,622	18,963	30,203
Proceeds from notes payable and short-term borrowings	13,900	—	3,000	—
Exercise of stock options	—	—	—	11
Repurchase of common stock	—	(29)	(29)	(1,225)
Sale of treasury stock	—	—	50	1,150
Net cash provided by financing activities from continuing operations	18,156	20,466	53,201	108,679
Net cash (used in) provided by financing activities from discontinued operations	—	(794)	(72,398)	2,403

Net cash provided by (used in) financing activities	18,156	19,672	(19,197)	111,082

Net increase (decrease) in cash and cash equivalents	(5,209)	(19,151)	(33,488)	(2,033)

CASH AND CASH EQUIVALENTS — Beginning of period	15,152	48,640	48,640	50,673

CASH AND CASH EQUIVALENTS — End of period	$9,943	$29,489	$15,152	$48,640

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$6,936	$10,120	$18,147	$13,214

Income taxes paid	$1	$—	$3	$1,726

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING ACTIVITIES:
Loans transferred to other real estate owned	$—	$819	$1,238	$1,973

See notes to consolidated financial statements.

FIDELITY & TRUST FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2007 AND 2006

1.       NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business — Fidelity & Trust Financial Corporation (“F&T Financial”) is a state-chartered bank holding company that was incorporated in the state of Maryland on July 29, 2003. The principal activity of F&T Financial is the ownership of Fidelity & Trust Bank (“F&T Bank”). F&T Bank is the parent company of Fidelity & Trust Mortgage, Inc. (“F&T Mortgage”), a residential mortgage banking company.

F&T Financial is headquartered in Bethesda, Maryland and commenced business on November 14, 2003. On November 14, 2003, F&T Financial issued 1,466,905 shares of common stock, of which 855,555 common shares were issued to F&T Mortgage for all of its outstanding common and preferred stock. Also, on November 14, 2003, F&T Financial acquired all of the outstanding shares of F&T Bank, while F&T Bank acquired all of the outstanding shares of F&T Mortgage.

F&T Bank is a state-chartered commercial bank primarily engaged in the business of providing general commercial and consumer banking services to small-and medium-sized businesses, professionals, and consumers, as well as providing banking services to customers of F&T Mortgage. F&T Bank commenced operations on November 17, 2003 and operates from three branches in Maryland: Bethesda, Silver Spring and Rockville; two branches in Washington, DC: Eye Street and Georgetown; and one branch in Tysons Corner, Virginia.  F&T Bank was managed as two business units, a Community Banking unit and a Mortgage Banking unit.

F&T Mortgage was incorporated in the state of Maryland on November 14, 2000, and commenced operations on August 1, 2001. F&T Mortgage was a full-service residential mortgage banking company that offered a broad array of home mortgage products through a team of loan originators and multiple lending offices. F&T Mortgage was headquartered in Chevy Chase, Maryland until August 20, 2007, when certain assets were sold and the sales force and lending offices were transferred to the purchaser.  F&T Mortgage discontinued originating loans on that date and a small wind-down staff was retained to fund the remaining pipeline and sell the mortgage loans held for sale.  Note 22 discusses the impact of the discontinued operations.

The accounting and reporting policies of F&T Financial are in accordance with accounting principles generally accepted in the United States of America and conform to general practices within the banking industry. The more significant of these policies are discussed below.

Principles of Consolidation — The consolidated financial statements include the accounts of F&T Financial, F&T Bank, and F&T Mortgage (collectively, “Fidelity & Trust”). All intercompany accounts and transactions have been eliminated in consolidation.

Unaudited Interim Consolidated Financial Statements- The consolidated financial statements for the interim periods are unaudited; however, they reflect all adjustments, consisting only of normal recurring accruals, which in the opinion of management, are necessary to present fairly the results for the periods presented.  The results of operations for the six months ended June 30, 2008 and 2007 are not necessarily indicative of the results of operations to be expected for the remainder of the year, or for any other period.

Use of Estimates — Management of Fidelity & Trust has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the

United States of America. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the reserve for representations and warranties and the valuation of deferred tax assets.  Actual results could differ from those estimates.

Significant Group Concentrations of Credit Risk — Most of Fidelity & Trust’s activities are with customers located within the metropolitan Washington, D.C. region.  Note 3 discusses the types of securities in which Fidelity & Trust invests.  Notes 5 and 6 discuss the types of lending in which Fidelity & Trust engages.  Fidelity & Trust does not have any significant concentrations to any one industry or customer.

Cash and Cash Equivalents — For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold, all of which mature in 90 days or less.

Investment Securities — Investments in debt and equity securities classified as available-for-sale are stated at fair value, based on quoted market prices, with net unrealized gains and losses, net of tax, reported as a separate component of shareholders’ equity.

A decline in the fair value of any available-for-sale or held-to-maturity security below cost that is deemed other-than-temporary is charged to earnings resulting in the establishment of a new cost basis for the security. There were no such charges in the six months ended June 30, 2008 or in the years ended 2007 or 2006.

Dividend and interest income is recognized when earned. Realized gains and losses for securities classified as available-for-sale are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

Derivative Instruments and Hedging Activities — Fidelity & Trust adopted the Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Certain Hedging Activities, SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activity, an amendment of SFAS No. 133, SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities and SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, an amendment of SFAS No. 133.

In 2006, F&T Mortgage initiated the use of mortgage-backed securities futures, a type of derivative instrument, and continued the use of U.S. Treasury futures, another type of derivative instrument, to mitigate the risk of uncommitted mortgage loans. A derivative is a financial instrument that derives its cash flows, and therefore its value, by reference to an underlying instrument, index or referenced interest rate. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet as assets or liabilities, at their respective fair values, regardless of the purpose or intent for holding the derivative. If a derivative does not qualify as a hedge under SFAS No. 133, all gains or losses from the change in the derivative’s estimated fair value are recognized in earnings. The gains or losses from the change in estimated fair value of derivatives that qualify as hedges under SFAS No. 133 are recognized in earnings or other comprehensive income depending on the type of hedge relationship. Fidelity & Trust does not qualify for fair value or cash flow hedge accounting treatment, therefore all gains or losses are recognized in earnings for the six months ended June 30, 2008 and for the years ended 2007 and 2006.  F&T Mortgage ceased derivative activity in the second quarter of 2007.

Portfolio Loans — Loans are stated at the principal amount outstanding, net of unearned income and deferred costs. Interest income is accrued on loans as earned on the outstanding principal balances. Nonrefundable loan fees and direct origination costs are deferred and recognized over the lives of the related loans as adjustments of yield. Accrual of interest is discontinued when management believes, after considering economic business conditions and collection efforts, the borrower’s financial condition is such that collection of interest is doubtful. Any accrued interest considered uncollectible is charged against interest income.

The allowance for loan losses is established through a provision for loan losses, which is charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is a current estimate of the probable losses inherent in the current loan portfolio based upon management’s evaluation of that portfolio. Estimates of probable losses inherent in the portfolio involve the exercise of judgment and the use of assumptions. The evaluation takes into consideration such factors as changes in the nature, volume and quality of the loan portfolio, prior loss experience, level of nonperforming loans, current and anticipated general economic conditions and the value and adequacy of collateral.

A loan is considered impaired when, based on all current information and events, it is probable that Fidelity & Trust will be unable to collect all amounts due according to the contractual terms of the agreement, including all scheduled principal and interest payments. Such impaired loans are measured based on the present value of the expected future cash flows, discounted at the loan’s effective interest rate or, as a practical expedient, impairment may be measured based on the loan’s observable market price, or if, the loan is collateral-dependent, the fair value of the collateral. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance. Loans for which foreclosure is probable continue to be accounted for as loans. Upon foreclosure, loans are reclassified as other real estate owned.

Each impaired loan is evaluated to determine the income recognition policy. Payments received are applied in accordance with the contractual terms of the note or as a reduction of principal.

Loans Held for Sale — SFAS No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases, requires the deferral of loan origination fees and direct loan origination costs over the estimated life of the loans for loans originated and not sold as of the end of the year. Fidelity & Trust has deferred the fees and costs attributable to these loans and will recognize them at the time of sale of the loans.

In March 2004, the U.S. Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 105 to provide accounting guidance related to the timing of recognition of income on loan commitments. The pronouncement stated that all loan income is deferred until the loan is sold. Fidelity & Trust instituted this policy during the second quarter of 2004.

In April 2002, the FASB issued final accounting guidance related to interest rate lock commitments. Based on the operations of Fidelity & Trust, all interest rate lock commitments are considered derivatives.  Fidelity & Trust stopped making interest rate lock commitments on August 20, 2007 and the final commitment was honored on September 11, 2007.

Mortgage loans held for sale are recorded in the aggregate at the lower of cost or fair value.  The fair values and the information used to record valuation adjustments for mortgage loans held for sale are based either on quoted market prices or are provided by other third-party sources, when available.  Gains and losses from the sale of mortgage loans, which are not reflected in the basis adjustment on closed loans in accordance with SFAS No. 133, are recognized at the time of sale and are determined by the difference between the net sales proceeds of the loans and related servicing and the carrying value of the mortgage loans sold.

Recognition of gains and losses is based on SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, which was effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after March 31, 2001. SFAS No. 140 is based on consistent application of a financial-concepts approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished.

Cash flows from the origination and sale of mortgage loans held for sale are reported as cash provided by operating activities from discontinued operations in the consolidated statements of cash flows for each of the periods presented.

Receivables — Receivables consist of funds due from various investors and borrowers.

Premises and Equipment — Premises and equipment, including leasehold improvements, are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or, for leasehold improvements, the shorter of the estimated useful life or the term of the underlying lease. These estimated useful lives range from one to ten years. Expenditures for maintenance and repairs are charged to expense as incurred and improvements are capitalized. The cost and accumulated depreciation and amortization of assets retired or otherwise disposed of are removed from the books, and gain or loss on disposition is credited or charged to earnings.

Income Taxes — Pursuant to SFAS No. 109, Accounting for Income Taxes, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

Comprehensive Income (Loss) — Comprehensive income (loss) represents all changes in equity of an enterprise that result from recognized transactions and other economic events during the period. Other comprehensive income refers to revenues, expenses, gains, and losses that under accounting principles generally accepted in the United States of America are included in comprehensive income (loss) but excluded from net income (loss). Unrealized gains and losses on available-for-sale securities are the components of Fidelity & Trust’s other comprehensive income (loss).

Earnings per Share — Earnings per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period.

Earnings per share, assuming dilution, is computed by dividing net income available to common shareholders by the weighted average common shares outstanding and the additional common shares that would have been outstanding if any dilutive potential common shares had been issued.

Other Real Estate Owned — Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new book value. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less costs to sell. Changes in the valuation allowance are included in net expenses from foreclosed assets.

Recent Accounting Pronouncements — Below are the new accounting pronouncements that relate to activities in which Fidelity & Trust is engaged:

SFAS No. 157 Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement provides a definition of fair value, establishes a framework for measuring fair value and requires expanded disclosures about fair value measurements.  The standard applies when accounting principles generally accepted in the /United States (GAAP) requires or allows assets or liabilities to be measured at fair value and, therefore, does not expand the use of fair value in any new circumstance.  Statement No. 157 is effective for fiscal years beginning after November 15, 2007. Fidelity & Trust adopted SFAS No. 157 as of January 1, 2008 and the adoption did not have any impact on its balance sheets, results of operations or cash flows.  The adoption of this standard resulted in additional disclosures which are presented in Note 4.  In February 2008, the FASB issued SFAS No. 157-2, Effective Date of FASB Statement No. 157, which provided for a one-year deferral of the implementation of this standard for other non-financial assets and liabilities, effective for fiscal years beginning after November 15, 2008.  This additional guidance is not expected to have a material impact on Fidelity & Trust’s consolidated financial statements upon adoption.

SFAS No. 159 The Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. This statement allows entities the option to measure eligible financial instruments at fair value as of specified dates.  Such election, which may be applied on an instrument-by-instrument basis, is typically irrevocable once elected.  This Statement requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the company’s choice to use fair value on its earnings.  Statement No. 159 is effective for fiscal years beginning after November 15, 2007. Fidelity & Trust has elected not to measure any new financial instruments at fair value, as permitted in SFAS No. 159, but to continue recording its financial instruments in accordance with current practice.

SFAS No. 160 Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 151

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements.  This statement requires noncontrolling or minority interests in subsidiaries be presented in the consolidated statement of financial position within equity, but separate from the parent’s equity, and that the amount of the consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008.  Fidelity & Trust does not expect this guidance to have a material effect on its consolidated financial statements.

FASB Staff Position (“FSP”) FAS No. 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions

In February 2008, the FASB issued FSP FAS No. 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions, which provides a consistent framework for the evaluation of a transfer of a financial asset and subsequent repurchase agreement entered into with the same counterparty.  FSP FAS No. 140-3 provides guidelines that must be met in order for an initial transfer and subsequent repurchase agreement to not be considered linked for evaluation.  If the transactions do not meet the specified criteria, they are required to be accounted for as one transaction.  This FSP is effective for fiscal years beginning after November 15, 2008, and shall be applied prospectively to initial transfers and repurchase financings for which the initial transfer is executed on or after adoption.  Fidelity & Trust does not expect this guidance to have a material effect on its consolidated financial statements.

SFAS No. 161 Disclosures about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities.  This statement requires specific disclosures regarding the location and amounts of derivative instruments in the financial statements; how derivative instruments and related hedged items are accounted for; and how derivative instruments and related hedged items affect the financial position, financial performance, and cash flows.  SFAS is effective for financial statements issued for fiscal years and interim periods after November 15, 2008.  Early application is permitted.  Fidelity & Trust does not expect the guidance to have a material effect on its consolidated financial statements.

SFAS No. 162 The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles.  This statement identifies the sources for generally accepted accounting principles (GAAP) in the U.S. and lists the categories in descending order.  An entity should follow the highest category of GAAP applicable for each of its accounting transactions.  The adoption of this statement did not have a material effect on Fidelity & Trust’s consolidated financial statements.

FIN No. 48 Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes. FIN 48 clarifies when tax benefits should be recorded in financial statements, requires certain disclosures of uncertain tax matters and indicates how any tax reserves should be classified in a balance sheet. FIN 48 is effective for Fidelity & Trust in the first quarter of fiscal 2008. The application of FIN 48 did not have a material impact on Fidelity & Trust’s consolidated financial statements.

Staff Accounting Bulletin (SAB) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements

In September 2006, the Securities and Exchange Commission (SEC) issued SAB No. 108,  Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. This bulletin provides interpretive guidance on the consideration of prior year misstatements in quantifying the materiality of current year misstatements. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of this bulletin did not have a material impact on Fidelity & Trust’s consolidated financial statements.

Reclassifications — Reclassifications to prior year amounts have been made to conform to current year presentation for the discontinued operations identified during 2007, as noted in Note 22.

2.                      CASH AND DUE FROM BANKS

Under Federal Reserve Bank (FRB) regulations, banks are required to maintain cash reserves based upon average deposits. Assets qualified to meet these reserve requirements consist of vault cash and balances on deposit with the FRB. F&T Bank’s reserve requirements were $1.3 million, $897,000 and $718,000 for the periods ending June 30, 2008 and December 31, 2007 and 2006, respectively.

3.                      SECURITIES AVAILABLE-FOR-SALE

The amortized cost and fair value of securities available-for-sale are as follows:

	June 30, 2008
	(Unaudited)
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost	Gains	Losses	Value

U.S. Government Sponsored Enterprise (“GSE”) securites	$36,725	$233	$(102)	$36,856
Mortgage-backed securities	45,607	66	(320)	45,353
Equity securities	1,665	5	—	1,670

Total securities available-for-sale	$83,997	$304	$(422)	$83,879

	December 31, 2007
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost	Gains	Losses	Value

U.S. Government Sponsored Enterprise (“GSE”) securities	$41,384	$291	$(12)	$41,663
Mortgage-backed securities	46,918	400	(116)	47,202
Equity securities	1,876	5	—	1,881

Total securities available-for-sale	$90,178	$696	$(128)	$90,746

	December 31, 2006
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost	Gains	Losses	Value

U.S. Government Sponsored Enterprise (“GSE”) securites	$55,067	$10	$(400)	$54,677
Mortgage-backed securities	27,249	64	(312)	27,001
Equity securities	1,927	5	—	1,932

Total securities available-for-sale	$84,243	$79	$(712)	$83,610

Securities that have been in a continuous unrealized loss position for periods of less than 12 months and 12 months or longer at June 30, 2008 and December 31, 2007 and 2006 are summarized as follows:

	June 30, 2008
	(Unaudited)
	Less than 12 months		12 months or longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(Dollars in thousands)	Value	Losses	Value	Losses	Value	Losses

U.S. Government Sponsored Enterprise (“GSE”) securities	$14,482	$102	$—	$—	$14,482	$102
Mortgage-backed securities	27,982	314	1,294	6	29,276	320

Total temporarily impaired securities	$42,464	$416	$1,294	$6	$43,758	$422

	December 31, 2007
	Less than 12 months		12 months or longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(Dollars in thousands)	Value	Losses	Value	Losses	Value	Losses

U.S. Government Sponsored Enterprise (“GSE”) securities	$1,999	$1	$2,745	$11	$4,744	$12
Mortgage-backed securities	1,864	22	8,066	94	9,930	116

Total temporarily impaired securities	$3,863	$23	$10,811	$105	$14,674	$128

	December 31, 2006
	Less than 12 months		12 months or longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(Dollars in thousands)	Value	Losses	Value	Losses	Value	Losses

U.S. Government Sponsored Enterprise (“GSE”) securities	$2,986	$4	$46,871	$396	$49,857	$400
Mortgage-backed securities	7,737	25	11,255	287	18,992	312

Total temporarily impaired securities	$10,723	$29	$58,126	$683	$68,849	$712

United States Government Sponsored Enterprise (“GSE”) Securities

Fidelity’s investments in GSE securities consist of debt obligations of the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal Home Loan Bank (“FHLB”), and the Federal Farm Credit Bank (“FFCB”).  The decline in market value is attributable to changes in interest rates and not credit quality, and because Fidelity has the ability and intent to hold those securities until a recovery of fair value, which may be maturity, Fidelity does not consider those securities to be other-than-temporarily impaired at June 30, 2008.

Mortgage-Backed Securities

Fidelity’s investments in mortgage-backed securities consist of GSE mortgage-backed securities and government agency mortgage-backed securities.  The unrealized losses on Fidelity’s investments in mortgage-backed securities were caused by interest rate increases from the date of purchase.  The contractual cash flows of those investments in GSE mortgage-backed securities are debt obligations of the Federal Home Loan Mortgage Corporation (“FHLMC”) and the Federal National Mortgage Association (“FNMA”).  The cash flows related to government agency mortgage-backed securities are direct obligations of the U.S. Government.  The decline in market value is attributable to changes in interest rates and not credit quality, and because Fidelity has the ability and intent to hold those securities until a recovery of fair value, which may be maturity, Fidelity does not consider those securities to be other-than-temporarily impaired at June 30, 2008.

The remaining contractual maturity distribution of debt securities available-for-sale at June 30, 2008 (unaudited) is as follows:

	Amortized	Fair	Unrealized
(Dollars in thousands)	Cost	Value	Gain/(Loss)
Due:
Within one year	$8,000	$8,039	$39
After one year through five years	16,636	16,642	6
After five years through ten years	17,067	17,143	76
After ten years	40,629	40,385	(244)

	$82,332	$82,209	$(123)

The remaining contractual maturity distribution of debt securities available-for-sale at December 31, 2007 is as follows:

	Amortized	Fair	Unrealized
(Dollars in thousands)	Cost	Value	Gain/(Loss)
Due:
Within one year	$9,999	$10,008	$9
After one year through five years	21,682	21,678	(4)
After five years through ten years	15,203	15,424	221
After ten years	41,418	41,755	337

	$88,302	$88,865	$563

For the six months ended June 30, 2008 and 2007 and the years ended December 31, 2007 and 2006, there were no sales of securities available-for-sale.

F&T Bank regularly reviews its investment portfolio for factors that may indicate that a decline in fair value of an investment is other than temporary. Based on its evaluation, F&T Bank has concluded that the declines in the fair values of the investments at June 30, 2008 are temporary.

4.      FAIR VALUE MEASUREMENTS

Fidelity & Trust adopted SFAS No. 157 and SFAS No. 159, effective January 1, 2008.  SFAS No. 157, Fair Value Measurements, provides a framework for measuring fair value under GAAP.  This standard applies to all financial assets and liabilities that are being measured and reported at fair value on a recurring and non-recurring basis. For Fidelity & Trust, this includes the investment securities available-for-sale (“AFS”) portfolio.

As defined in SFAS No. 157, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, Fidelity & Trust uses various methods including market and income approaches.  Based on these approaches, Fidelity & Trust often utilizes certain assumptions that market participants would use in pricing the asset or liability.  These inputs can be readily observable, market corroborated, or generally unobservable firm inputs.  Fidelity & Trust utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.  Based on the observability of the inputs used in the valuation techniques, Fidelity & Trust is required to provide the following information according to the fair value hierarchy.  The hierarchy ranks the quality and reliability of the information used to determine fair values.  The hierarchy gives the highest priority to quoted prices available in active markets and the lowest priority to data lacking transparency.  Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1	Quoted prices for identical instruments that are highly liquid, observable and actively traded in over-the-counter markets. Level 1 financial instruments typically include U.S. Treasury securities.

Level 2

Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable and can be corroborated by market data. Level 2 financial instruments typically include U.S. Government and agency mortgage-backed securities.

Level 3

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category typically includes private label mortgage-backed securities, impaired loans and mortgage servicing rights.

In determining the appropriate levels, Fidelity & Trust performs a detailed analysis of assets and liabilities that are subject to SFAS No. 157.  For all periods shown, all of Fidelity & Trust’s financial liabilities are reported at their carrying value.  The following tables present information about Fidelity & Trust’s assets measured at fair value on a recurring and non-recurring basis as of June 30, 2008.  These assets are reported on the consolidated balance sheets at their fair values.  As required by SFAS No. 157, financial assets are classified in their entirety based on the lowest level of input that is significant to their fair value measurement.

Securities available-for-sale and loans held for sale are the only balance sheet categories Fidelity & Trust is required by generally accepted accounting principles to account for at fair value.  The following tables present information about Fidelity & Trust’s assets measured at fair value on a recurring and non-recurring basis as of June 30, 2008, and indicate the fair value hierarchy of the valuation techniques utilized by Fidelity & Trust to determine such fair value.

Assets measured at Fair Value on a recurring basis as of June 30, 2008

			Significant	Significant		Total Changes
			Other	Other		in Fair Values
	Carrying	Quoted	Observable	Unobservable	Trading	Included in
	Value	Prices	Inputs	Inputs	Gains and	Period
(Dollars in thousands)	(Fair Value)	(Level 1)	(Level 2)	(Level 3)	(Losses)	Earnings

Securities available-for-sale	$82,209	$—	$82,209	$—	$—	$—

Assets measured at Fair Value on a non-recurring basis as of June 30, 2008

			Significant	Significant		Total Changes
			Other	Other		in Fair Values
	Carrying	Quoted	Observable	Unobservable	Trading	Included in
	Value	Prices	Inputs	Inputs	Gains and	Period
(Dollars in thousands)	(Fair Value)	(Level 1)	(Level 2)	(Level 3)	(Losses)	Earnings

Loans held for sale	$3,226	$—	$—	$3,226	$—	$(793)

Valuation Methodologies

Securities Available-for-Sale - The fair values of available-for-sale securities are generally determined by reference to quoted prices for similar instruments in active markets.

Loans Held for Sale - The fair values and the information used to record valuation adjustments for mortgage loans held for sale are based either on quoted market prices or are provided by other third-party purchasers, when available.

5.                      PORTFOLIO LOANS

Major categories of portfolio loans at June 30, 2008 and December 31, 2007 and 2006, are as follows:

	June 30,	December 31,
(Dollars in thousands)	2008	2007	2006
	(Unaudited)

Real estate	$254,845	$222,227	$119,691
Commercial	99,630	95,918	73,939
Consumer	1,772	1,639	1,699

Total	356,247	319,784	195,329

Deferred fees and—net costs	(313)	(382)	(226)

Portfolio loans—net, before allowance for loan losses	$355,934	$319,402	$195,103

Primarily all of F&T Bank’s portfolio loans at June 30, 2008 and December 31, 2007 and 2006, consist of loans made within the greater Washington, DC metropolitan area. This includes real estate loans made for acquisition, renovation, or development for which a deed of trust on the subject property is the primary collateral.

Allowance for Portfolio Loan Losses — While management uses available information to recognize losses on portfolio loans, future additions to the allowance for existing loans may be necessary based on changes in economic and borrower conditions. Management believes that adequate allowances have been established to reflect possible losses on loans as of June 30, 2008 and December 31, 2007 and 2006.

Changes in the allowance for portfolio loan losses for the six months ended June 30, 2008 and 2007 and the years ended December 31, 2007 and 2006, are as follows:

	June 30,		December 31,
(Dollars in thousands)	2008	2007	2007	2006
	(Unaudited)

Balance, beginning of period	$3,195	$2,150	$2,150	$1,508
Provision for portfolio loan losses	756	743	1,861	671
Loans charged off	(36)	(382)	(828)	(29)
Recoveries	—	4	12	—

Balance, end of period	$3,915	$2,515	$3,195	$2,150

Various regulatory agencies, as an integral part of the examination process, periodically review the allowance based on their judgments about information available to them at the time of their examination.

Related-Party Loans — F&T Bank, in the normal course of business, makes loans to executive officers, directors and principal shareholders, as well as to companies and individuals affiliated with those officers and directors. In the opinion of management, these loans are consistent with sound banking practices, are within regulatory lending limits, and do not involve more than normal risk of collectibility. Activity in such loans for the six months ended June 30, 2008 and the years ended December 31, 2007 and 2006, is summarized as follows:

	June 30,	December 31,
(Dollars in thousands)	2008	2007	2006
	(Unaudited)

Balance, beginning of period	$417	$142	$1,578
New loans	2,775	1,882	175
Repayments	(653)	(1,607)	(1,611)

Balance, end of period	$2,539	$417	$142

Impaired Portfolio Loans – F&T Bank held loans deemed to be impaired totaling $4.1 million as of June 30, 2008, and $2.0 million and $2.1 million as of December 31, 2007 and 2006, respectively.  These loans are commercial purpose loans primarily secured by real estate collateral.  As of June 30, 2008, F&T Bank had $8.5 million in non-accrual loans, of which $666,000 were deemed to be impaired. As of December 31, 2007 and 2006, F&T Bank had no other loans on nonaccrual other than those deemed to be impaired loans.

6.                      LOANS HELD FOR SALE

Mortgage loans that F&T Mortgage originated with the intent to sell in the foreseeable future are initially recorded at cost including any premium or discount. Loans held for sale are carried on the books at the lower of cost or fair value calculated on an aggregate basis by type of loan. A lower of cost or market adjustment is recorded against mortgage loans held for sale when an aggregate pool of loans has a fair value below its cost. Mortgage loans held for sale, net, as of June 30, 2008 and December 31, 2007 and 2006, are as follows:

	June 30,	December 31,
(Dollars in thousands)	2008	2007	2006
	(Unaudited)

First mortgages — residential 1–4 units	$3,113	$10,839	$112,700
Second mortgages — closed end	1,851	5,443	24,839
Second mortgages — open end	—	59	1,433
Unamortized deferred costs — net	23	77	527
Lower of cost or market adjustment	(1,761)	(4,520)	(161)

Total loans held for sale — net	$3,226	$11,898	$139,338

Reserve for Representations and Warranties — The reserve for representations and warranties is established for contingencies related to loans sold to investors with recourse. F&T Mortgage sold loans with recourse related to issues of fraud, early payment defaults or early loan payoffs. The reserve is established through charges to gains on sales of mortgage loans when management believes there is the likelihood that losses will be incurred on sold loans. Estimates of losses involve the exercise of judgment and the use of assumptions. The evaluations take into consideration such factors as changes in the nature, volume and quality of the loans held for sale portfolio, prior loss experience and current and anticipated general economic conditions.

Changes in the reserve for representations and warranties for the six months ended June 30, 2008 and 2007 and the years ended December 31, 2007 and 2006, are as follows:

	June 30,		December 31,
(Dollars in thousands)	2008	2007	2007	2006
	(Unaudited)

Balance, beginning of period	$175	$1,911	$1,911	$348
Provision for representations and warranties	113	1,424	(74)	2,293
Loans charged off	(198)	(1,300)	(1,954)	(1,455)
Recoveries	—	272	292	725

Balance, end of period	$90	$2,307	$175	$1,911

Various regulatory agencies, as an integral part of the examination process, periodically review the lower of cost or market adjustment and reserve based on their judgments about information available to them at the time of their examination.

Related-Party Loans Held for Sale — Mortgage loans to executive officers and directors of Fidelity & Trust were made with interest rates, terms and collateral requirements consistent with those required of other borrowers. There were no loans held for sale provided to executive officers and directors during the first six months of 2008 or the year ended December 31, 2007 and there were no such loans sold to third-party investors as of June 30, 2008 or December 31, 2007.  The aggregate amount of loans provided to executive officers and directors was $706,000 during 2006, of which $706,000 were sold to third-party investors as of December 31, 2006.

Impaired Loans on Loans Held for Sale — F&T Mortgage held no loans deemed to be impaired as of June 30, 2008 and December 31, 2007, and $1.3 million deemed to be impaired as of December 31, 2006. These loans are residential mortgage loans which management considers as smaller-balance homogeneous loans. As such, management collectively evaluates them for impairment taking into consideration such factors as past loss experience, recent economic factors and portfolio delinquency rates. As of June 30, 2008, F&T Mortgage had $908,000 in loans on nonaccrual, and as of December 31, 2007 and 2006, F&T Mortgage had no other loans on nonaccrual other than those deemed to be impaired loans.

7.                      PREMISES AND EQUIPMENT

Investments in premises and equipment at June 30, 2008 and December 31, 2007 and 2006, are as follows:

	June 30,	December 31,
(Dollars in thousands)	2008	2007	2006
	(Unaudited)

Furniture, fixtures, and equipment	$1,846	$1,963	$2,105
Computer hardware and software	1,113	1,424	2,253
Leasehold improvements	2,631	2,623	2,039

	5,590	6,010	6,397

Less accumulated depreciation and amortization	(2,138)	(2,081)	(2,864)

Total premises and equipment	$3,452	$3,929	$3,533

Total depreciation and amortization was $482,000 and $326,000 for the six months ended June 30, 2008 and 2007, respectively, and $743,000 and $525,000 for the years ended December 31, 2007 and 2006, respectively.

8.                      DEPOSITS

Major classifications of deposits at June 30, 2008 and December 31, 2007 and 2006, are as follows:

	June 30,	December 31,
(Dollars in thousands)	2008	2007	2006
	(Unaudited)

Non-interest bearing deposits	$56,465	$56,680	$49,912

Interest bearing deposits:
NOW accounts	6,695	5,834	4,619
Money market accounts	88,437	95,063	116,110
Savings accounts	264	210	128
Certificates less than $100,000	76,007	75,228	55,861
Certificates of $100,000 and over	139,943	132,683	107,851

Total interest bearing deposits	311,346	309,018	284,569

Total deposits	$367,811	$365,698	$334,481

Checking and savings accounts, money market accounts, and certificates of deposit payable to executive officers and directors, or their related interests, were $4.7 million as of June 30, 2008 and $12.6 million and $9.7 million as of December 31, 2007 and 2006, respectively, representing 1.3%, 3.4% and 2.9% of total deposits for the periods so ended. At June 30, 2008 and December 31, 2007 and 2006, there were no brokered deposits.

Maturities of certificates of deposit at June 30, 2008 and December 31, 2007, are as follows:

	June 30, 2008		December 31, 2007
(Dollars in thousands)	Balance	Interest Rate	Balance	Interest Rate
	(Unaudited)

Due in one year	$174,289	4.02%	$161,583	5.26%
Due in two years	27,204	3.94%	15,028	4.42%
Due in three years	12,335	4.89%	28,320	4.62%
Due in four years	1,893	4.90%	2,522	4.37%
Due in five years	15	5.12%	249	4.91%
Due thereafter	214	4.88%	209	4.88%

	$215,950		$207,911

9.                      SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

Securities sold under repurchase agreements are borrowings collateralized by securities of U.S. government agencies and have overnight maturities. They are entered into primarily as accommodations to F&T Bank’s large commercial deposit customers. Several of these customer relationships in the aggregate exceed 10% of F&T Financial’s shareholders’ equity. All of the collateral provided under these agreements is maintained under F&T Bank’s control.

Securities sold under repurchase agreements are summarized as follows:

	June 30,		December 31,		December 31,
	2008		2007		2006
(Dollars in thousands)	Amount	Rate	Amount	Rate	Amount	Rate
	(Unaudited)

Average for the period	$46,834	2.25%	$43,496	3.93%	$13,329	3.90%

Balance at period end	$51,309	2.08%	$49,165	3.07%	$30,203	4.11%

Maximum month-end balance	$63,275		$64,316		$30,203

10.     SHORT-TERM BORROWINGS

On August 24, 2006, F&T Mortgage entered into a Loan Participation Sale Agreement (LPS) with a warehouse lender. The commitment amount was $100 million. F&T Mortgage had no loans sold to the investor on the LPS line as of June 30, 2008 or December 31, 2007 and $47.3 million of mortgage loans sold to the investor on the LPS line as of December 31, 2006. The loans are considered sold; however, the service release premium is paid subsequent to the sale date, based on predetermined criteria. There was no outstanding receivable balance due as of June 30, 2008 or December 31, 2007 and an outstanding receivable balance of $1.0 million was due at December 31, 2006.

At December 31, 2006, F&T Mortgage maintained a warehouse line of credit with an investor with a commitment amount of $100 million. The warehouse line of credit was secured by the underlying loans held for sale and was repaid upon the sale of the mortgage loans. F&T Mortgage had a total of $72.4 million at December 31, 2006 in outstanding borrowings under this facility. F&T Bank purchased the line of credit from the investor, including the security interest in the underlying loans held for sale, on October 4, 2007.

The interest rates on the warehouse lines of credit as of December 31, 2006 ranged from 30-day LIBOR plus 1.50% to 3.50% based on the type of loan and lending requirements. At December 31, 2006, the interest rates on the amounts outstanding under the warehouse lines of credit were approximately 6.95%.  F&T Mortgage had no warehouse lines of credit outstanding as of June 30, 2008 and December 31, 2007.

At December 31, 2007, F&T Financial maintained a $7 million revolving line of credit with EagleBank.  That line was increased to $12.9 million in June 2008.  The line is secured by F&T Financial’s stock in F&T Bank.  F&T Financial had a total of $12.9 million and $3 million in outstanding borrowings under this line as of June 30, 2008 and December 31, 2007, respectively.  The interest rate on the line is prime minus 0.25% and the line expires on September 29, 2008.  The interest rate on the line was 4.75% and 7% at June 30, 2008 and December 31, 2007, respectively.  The line was paid in full at the time of the merger with Eagle Bancorp, Inc. on August 31, 2008.

11.               INCOME TAXES

The components of the income tax expense for the periods ended June 30, 2008 and 2007 and December 31, 2007 and 2006, are as follows:

(Dollars in thousands)	2008	2007	2007	2006
	(Unaudited)

Current:
Federal	$—	$616	$1,394	$1,063
State	—	110	(47)	14

	—	726	1,347	1,077
Deferred:
Federal	(364)	(163)	(706)	(265)
State	(64)	(27)	(100)	(20)

	(428)	(190)	(806)	(285)

Income tax expense (benefit) from continuing operations	(428)	536	541	792

Income tax benefit from discontinued operations	—	(1,688)	(1,557)	(736)

Total income tax expense (benefit)	$(428)	$(1,152)	$(1,016)	$56

Differences between income tax expense calculated at the statutory rate and that shown on the Consolidated Statements of Operations for the three months ended June 30, 2008 and 2007 (unaudited) are summarized as follows:

	June 30,
	2008		2007
	(Unaudited)
(Dollars in thousands)	Rate	Amount	Rate	Amount

Statutory federal income tax rate	(34.0)%	$(372)	34.0%	$455
State income tax rate	(5.6)%	(61)	6.0%	80
Meals and entertainment	1.3%	14	1.9%	26
Other	(0.8)%	(9)	(1.9)%	(25)

Income tax expense from continuing operations	(39.1)%	(428)	40.0%	536

Income tax benefit from discontinued operations		—		(1,688)

Total tax expense (benefit)		$(428)		$(1,152)

Differences between income tax expense calculated at the statutory rate and that shown on the Consolidated Statements of Operations for the years ended December 31, 2007 and 2006, are summarized as follows:

	December 31,
	2007		2006
(Dollars in thousands)	Rate	Amount	Rate	Amount

Statutory federal income tax rate	34.0%	$561	34.0%	$851
State income tax rate	(2.8)%	(47)	0.6%	14
Meals and entertainment	1.6%	27	1.2%	30
Other	—	—	(4.1)%	(103)

Income tax expense from continuing operations	32.8%	541	31.7%	792

Income tax benefit from discontinued operations	9.8%	(1,557)	33.1%	(736)

Total tax expense (benefit)		$(1,016)		$56

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 2008 and December 31, 2007 and 2006, are as follows:

Deferred tax assets:
Allowance for loan losses	$1,540	$1,257	$742
Organizational and start-up expenses	23	45	88
Net unrealized gains on loans held for sale			359
Net unrealized (gains) losses on securities available-for-sale	42	(224)	271
Reserves for representations and warranties	35	68	650
Deferred lease expense	101	107	83
Property	123	115	—
Net operating loss carryforward	5,310	4,419	—
Valuation allowance	(5,024)	(4,544)	—
Other	10	93	—

Total gross deferred tax assets	2,160	1,336	2,193

Deferred tax liabilities:
Property	—	—	30
Prepaid insurance	7	37	22
Other	265	114	—

Total gross deferred tax liabilities	272	151	52

Deferred tax assets — net	$1,888	$1,185	$2,141

Fidelity & Trust believes that a valuation allowance with respect to the realization of the total gross deferred tax assets related to F&T Mortgage is necessary due to the magnitude of the losses incurred by F&T Mortgage and the discontinuation of its operations. Based on Fidelity & Trust’s historical taxable income, future expectations of taxable income, and the reversal of gross deferred tax liabilities, management believes it is more likely than not that Fidelity & Trust will realize all of the gross deferred tax assets existing at June 30, 2008 and December 31, 2007 related to its continuing operations. However, there can be no assurance that Fidelity & Trust will generate taxable income in any future period or that the reversal of temporary differences attributable to gross deferred tax liabilities will occur during the future tax periods as currently expected.

12.               REGULATORY CAPITAL REQUIREMENTS

F&T Bank is subject to various regulatory requirements. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that if undertaken, could have a direct material effect on F&T Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, F&T Bank must meet specific capital guidelines that involve the quantitative measures of its assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.

The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by the regulation to ensure capital adequacy require F&T Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of June 30, 2008 and December 31, 2007, that F&T Bank met all capital adequacy requirements.

As of June 30, 2008 and December 31, 2007, the notification from the Federal Deposit Insurance Corporation categorized F&T Bank as “well-capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well-capitalized”, F&T Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios, as set forth below. There are no conditions or events since that notification that management believes have changed the Bank’s category.

A summary of F&T Bank’s required and actual capital components is as follows:

			To be Adequately		To be Well
	Actual		Capitalized		Capitalized
(Dollars in thousands)	Amount	Ratio %	Amount	Ratio %	Amount	Ratio %
As of June 30, 2008 (Unaudited)

Tier 1 leverage (to average assets)	$26,822	5.84%	$18,386	4.00%	$22,982	5.00%

Tier 1 capital (to risk-weighted assets)	26,822	7.02%	15,280	4.00%	22,920	6.00%

Total risk-based capital (to risk-weighted assets)	39,827	10.43%	30,560	8.00%	38,200	10.00%

As of December 31, 2007

Tier 1 leverage (to average assets)	$24,510	5.45%	$17,980	4.00%	$22,475	5.00%

Tier 1 capital (to risk-weighted assets)	24,510	6.88%	14,249	4.00%	21,374	6.00%

Total risk-based capital (to risk-weighted assets)	30,880	8.67%	28,499	8.00%	35,623	10.00%

As of December 31, 2006

Tier 1 leverage (to average assets)	$35,790	8.70%	$16,461	4.00%	$20,576	5.00%

Tier 1 capital (to risk-weighted assets)	35,790	11.68%	12,254	4.00%	18,381	6.00%

Total risk-based capital (to risk-weighted assets)	39,622	12.93%	24,508	8.00%	30,635	10.00%

13.               SHAREHOLDERS’ EQUITY

During 2007, F&T Financial repurchased 2,500 shares of stock at $11.50 per share and subsequently sold 4,364 shares to “accredited investors”, as defined under the Securities Act of 1933, at $11.50 per share.

During 2006, F&T Financial issued 1,100 shares upon exercise of its stock options. Also during 2006, F&T Financial repurchased 106,546 shares of stock at $11.50 per share and subsequently sold 100,000 shares to “accredited investors”, as defined under the Securities Act of 1933, at $11.50 per share.

Long-Term Incentive Plan — Fidelity & Trust’s 2005 and 2004 Long-Term Incentive Plans (“the Plans”), which are shareholder-approved, permits the grant of stock options and shares to its employees, consultants, or other independent contractors and any nonemployee directors for up to 211,500 shares and 315,500 shares of Common Stock, respectively. As options are exercised, new shares are issued from common stock authorized but not yet issued. Fidelity & Trust believes that such awards better align the interests of its employees, consultants and directors with those of its shareholders. Option awards are granted with an exercise price equal to the market price of F&T Financial’s stock on the date of grant, which, as the stock is not publicly traded, is the fair market value determined by the Board in good faith. Option awards generally vest based on 4 years of continuous service and have 10-year contractual terms. No share awards have been issued. Option awards provide for accelerated vesting if there is a change in control (as defined in the Plans).

Fidelity & Trust implemented SFAS No. 123 (R), Accounting for Stock-based Compensation, on January 1, 2006, and is now required to recognize an expense over the required service period for any stock options granted after that date. Prior to January 1, 2006, Fidelity & Trust accounted for its stock-based compensation in accordance with the Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, which did not require recognition of compensation cost. The compensation cost that was charged against income for the Plans was $32,000 for the first six months of 2008 and $50,000 and $1,000 for 2007 and 2006, respectively. The total income tax benefit recognized in the income statement was $6,000 for the first six months of 2008 and $9,000 and less than $1,000 for 2007 and 2006, respectively.

The fair value of each option award is estimated on the date of grant using a Black-Scholes-Merton option valuation model that uses the assumptions noted in the following table. Expected volatility is based on historical volatility of F&T Financial’s stock and other factors. Fidelity & Trust uses historical data to estimate option exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.  There were no option grants in the first six months of 2008.

	2007	2006

Expected volatility	5.0%	5.0%

Weighted-average volatility	5.0%	5.0%

Expected dividends	0.0%	0.0%

Expected term (in years)	9.8	9.9

Risk-free rate	4.6%	4.5%

A summary of option activity under the Plans as of June 30, 2008 (unaudited), and changes during the three months then ended, is summarized as follows:

			Weighted-
			Average	Aggregate
		Weighted-	Remaining	Intrinsic
		Average	Contractual Term	Value
	Options	Exercise Price	(in years)	(in thousands)

Outstanding at January 1, 2008	507,070	$10.75

Granted	—	—
Exercised	—	—
Forfeited	(3,500)	10.99

Outstanding at June 30, 2008	503,570	$10.74	5.7	$381

Exercisable at June 30, 2008	355,170	$10.61	5.3

A summary of option activity under the Plans as of December 31, 2007, and changes during the year then ended is summarized as follows:

			Weighted-
			Average	Aggregate
		Weighted-	Remaining	Intrinsic
		Average	Contractual Term	Value
	Options	Exercise Price	(in years)	(in thousands)

Outstanding at January 1, 2007	457,820	$10.66

Granted	60,500	11.50
Exercised	—	—
Forfeited	(11,250)	11.26

Outstanding at December 31, 2007	507,070	$10.75	6.2	$382

Exercisable at December 31, 2007	334,070	$10.64	5.8

There were no options granted during the first six months of 2008.  The weighted-average grant-date fair value of options granted during the years 2007 and 2006 was $4.31 and $4.19, respectively. The total intrinsic value of options exercised during the year ended December 31, 2006 was $2,000.  There were no options exercised during the six months ended June 30, 2008 or during the year ended December 31, 2007.

A summary of the status of Fidelity & Trust’s nonvested options as of June 30, 2008 and December 31, 2007, and changes during the six months ended June 30, 2008 and the year ended December 31, 2007, is presented below:

	June 30, 2008		December 31, 2007
		Weighted-		Weighted-
		Average		Average
		Grant-Date		Grant-Date
Nonvested Options	Options	Fair Value	Options	Fair Value
	(Unaudited)

Nonvested at beginning of period	173,000	$4.31	248,379	$4.34

Granted	—	—	44,800	4.31
Vested	(23,800)	4.56	(115,029)	4.30
Forfeited	(800)	4.56	(5,150)	4.37

Nonvested at end of period	148,400	$4.34	173,000	$4.31

At the time of the sale of F&T Mortgage assets and the cessation of mortgage company operations, F&T Mortgage Company employees held 37,029 non-vested options.  Those options became fully vested as of August 20, 2007 and are exercisable during the fourth quarter of 2008 at a weighted average exercise price of $10.72.

As of June 30, 2008 and December 31, 2007, there was $229,000 and $198,000, respectively, of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plans. That cost is expected to be recognized over a weighted-average period of 3.4 years. The total fair value of shares vested during the six months ended June 30, 2008 and the years ended December 31, 2007 and 2006 was $32,000, $97,000 and $77,000, respectively.

14.               EARNINGS PER SHARE

The earnings per share calculation using the weighted average number of shares outstanding and the dilutive effect of options vested for the six months ended June 30, 2008 and 2007 and the years ended December 31, 2007 and 2006, is as follows:

(Dollars and shares in thousands,	June 30,		December 31,
except per share data)	2008	2007	2007	2006
	(Unaudited)

Basic:
Income (loss) from continuing operations	$(667)	$801	$920	$1,710
Loss from discontinued operations	(1,187)	(2,532)	(14,298)	(1,489)

Net (loss) income	$(1,854)	$(1,731)	$(13,378)	$221

Basic weighted-average shares outstanding	4,207	4,205	4,206	4,208

Diluted:
Net (loss) income	$(1,854)	$(1,731)	$(13,378)	$221

Basic weighted-average shares outstanding	4,207	4,205	4,206	4,208
Weighted average options	—	20	25	17

Diluted weighted-average shares outstanding	4,207	4,225	4,231	4,225

PER SHARE:

Basic income per share:
Income (loss) per share from continuing operations	$(0.16)	$0.19	$0.22	$0.40
Loss per share from discontinued operations	(0.28)	(0.60)	(3.40)	(0.35)

Net (loss) income per share	$(0.44)	$(0.41)	$(3.18)	$0.05

Diluted income per share:
Income (loss) per share from continuing operations	$(0.16)	$0.19	$0.22	$0.40
Loss per share from discontinued operations	(0.28)	(0.60)	(3.38)	(0.35)

Net (loss) income per share	$(0.44)	$(0.41)	$(3.16)	$0.05

As of June 30, 2008, the 355,170 exercisable options are anti-dilutive and therefore are not considered in the calculation of dilutive weighted average shares.

15.               EMPLOYMENT AGREEMENTS

At June 30, 2008 and December 31, 2007, Fidelity & Trust had employment agreements with several officers. These agreements have various terms, and automatically renew for additional periods unless either Fidelity & Trust or the officer gives written notice to terminate prior to the expiration of the initial term.

16.     401(K) PLAN

Fidelity & Trust has a defined contribution 401(k) plan. All employees who are at least 18 years of age are eligible to participate on the first day of the month following their hire date. Under the Plan, employees may contribute a percentage or dollar amount of their annual salary, subject to statutory limitations. Under the terms of the Plan, Fidelity & Trust may make discretionary contributions but is not required to do so.  Fidelity

& Trust made discretionary contributions totaling $78,000 and $144,000 for the years ended December 31, 2007 and 2006, respectively.  No contributions have been made in the first six months of 2008.

17.               LEASE COMMITMENTS

Fidelity & Trust leases certain real property under long-term operating lease agreements.  Future minimum lease payments under these operating leases at June 30, 2008 and December 31, 2007 are as follows:

	June 30,	December 31,
(Dollars in thousands)	2008	2007
	(Unaudited)

2008	$695	$1,378
2009	1,418	1,418
2010	1,334	1,334
2011	1,227	1,227
2012	1,264	1,264
2013 and thereafter	3,739	3,739

Total minimum lease payments	$9,677	$10,360

Rent expense under operating leases was $785,000 and $1.3 million for the first six months of 2008 and 2007, respectively, and $2.4 million and $2.5 million in 2007 and 2006, respectively. It is expected that in the normal course of business, most leases that expire will be renewed.

18.               FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

Fidelity & Trust is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet its investment and funding needs and the financing needs of its customers. These financial instruments include commitments to purchase investment securities and commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized or disclosed in the consolidated financial statements. The contractual or notional amounts of those instruments reflect the extent of involvement Fidelity & Trust has in particular classes of financial instruments.

Fidelity & Trust’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual or notional amount of those instruments. Fidelity & Trust uses the same credit and collateral policies in making commitments to extend credit as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some commitments may expire without being funded, the commitment amounts do not necessarily represent future cash requirements. Fidelity & Trust evaluates each customer’s creditworthiness on a case-by-case basis.

Commitments to lend at June 30, 2008 and December 31, 2007 and 2006 are summarized as follows:

	June 30,	December 31,
(Dollars in thousands)	2008	2007	2006
	(Unaudited)

Mortgage loan origination commitments	$—	$—	$21,428
Commitments to extend credit	77,809	97,834	58,608
Standby letters of credit	7,840	6,214	4,124

19.               LEGAL CONTINGENCIES

Various legal claims can arise from time to time in the normal course of business. There were no significant asserted claims or assessments that management believes could result in a material impact to the results of operations, financial condition, or cash flows of Fidelity & Trust at the balance sheet date.  In connection with the discontinuation of F&T Mortgage operations, several mortgage loan purchasers have entered into actions against F&T Mortgage in connection with certain mortgage loan sales.  Based on the opinion of counsel, management believes the results of those actions would be restricted to F&T Mortgage only.  The total range of loss, if any, is not known at this time however, reserves of $90,000 and $175,000 were established as of June 30, 2008 and December 31, 2007, respectively, for some of these claims.

20.               FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practical to estimate that value:

(a)                      Cash and Cash Equivalents — For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

(b)                     Securities Available-for-Sale — For U.S. agencies, quoted market prices are used to estimate fair value. If a quoted market price is not readily available, as is the case for equity securities such as Federal Reserve Bank stock, management believes that the carrying amount is a reasonable estimate of fair value.

(c)                      Portfolio Loans — The fair value of performing loans is estimated by discounting the estimated future cash flows of the loans using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

(d)       Loans Held for Sale — The carrying amount is a reasonable estimate of fair value.

(e)       Receivables — The carrying amount is a reasonable estimate of fair value.

(f)                        Non-Interest Bearing Deposits — The fair values of these deposits is the amount payable on demand at the reporting date, since generally accepted accounting standards does not permit an assumption of core deposit value.

(g)                     Interest Bearing Deposits — The carrying values of passbook and money market savings accounts are reasonable estimates of fair value. The fair value of fixed-maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

(h)                     Securities Sold Under Repurchase Agreements — The carrying amount is a reasonable estimate of fair value.

(i)                         Short-Term Borrowings — The fair values for short-term borrowings are determined based on interest rates currently available for debt with similar terms and remaining maturities.

(j)                         Derivative Financial Instruments — The fair values for securities futures contracts are based on the amounts required to settle the contracts.

(k)                      Off-Balance Sheet Credit-Related Instruments  — Fair values for off-balance sheet credit-related instruments, commitments to extend credit and stand-by letters of credit,  are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

The estimated fair values of Fidelity & Trust’s financial instruments at June 30, 2008 and December 31, 2007 and 2006, are as follows:

	June 30,		December 31,
	2008		2007		2006
		Estimated		Estimated		Estimated
	Carrying	Fair	Carrying	Fair	Carrying	Fair
(Dollars in thousands)	Amount	Value	Amount	Value	Amount	Value
	(Unaudited)

Financial assets:
Cash and cash equivalents	$9,943	$9,943	$15,152	$15,152	$48,640	$48,640
Securities available-for-sale	83,879	83,879	90,746	90,746	83,610	83,610
Portfolio loans — net	355,934	356,205	319,402	319,689	195,103	195,306
Loans held for sale — net	3,226	3,226	11,898	11,898	139,338	139,338
Receivables	2,270	2,270	2,568	2,568	7,398	7,398

Financial liabilities:
Non-interest bearing deposits	56,465	56,465	56,680	56,680	49,912	49,912
Interest bearing deposits	311,346	311,912	309,018	309,709	284,569	285,235
Securities sold under repurchase agreements	51,309	51,309	49,165	49,165	30,203	30,203
Short-term borrowings	16,900	16,900	3,000	3,000	72,398	72,398

On-balance sheet derivative financial instruments:
Futures contracts:
Assets	—	—	—	—	258	258

Off-balance sheet credit related financial instruments:	—	16	—	1	—	7

21.    DERIVATIVE FINANCIAL INSTRUMENTS

F&T Mortgage had derivative financial instruments in the form of Treasury and mortgage-backed securities futures contracts which were used to manage interest rate risk in the mortgage loan pipeline.  F&T Mortgage had no derivative financial instruments as of June 30, 2008 or December 31, 2007.

As of December 31, 2006, F&T Mortgage was party to multiple Treasury futures contracts totaling $37.1 million in notional amount which expired in March 2007 and mortgage-backed securities futures contracts totaling $18 million in notional amount which expired in January 2007. These contracts were used to manage the interest rate risk on the mortgage loan pipeline held for sale under bulk trades.

The derivative financial instruments did not qualify as hedges for accounting purposes as defined by SFAS No. 133. As such, the fair value of the derivative financial instruments was reflected as an asset or a liability in the accompanying consolidated balance sheets with the offset recorded as an unrealized gain or loss on derivative instruments, net, in the consolidated statements of operations. The fair values of the derivative financial instruments were gains of $258,000 as of December 31, 2006.

22.    DISCONTINUED OPERATIONS

On August 20, 2007, F&T Mortgage and F&T Bank executed an Asset Purchase Agreement to sell certain assets of F&T Mortgage to a third-party buyer, with the intention of no longer originating and selling residential mortgage loans.  F&T Mortgage’s loan origination activities ceased in September 2007 after the completion of the final interest rate lock commitment.  F&T Mortgage ceased accepting loan applications on August 20, 2007.  As part of the asset sale, all F&T Mortgage branch locations and branch personnel transferred to the purchaser.  Assets sold included furniture, fixtures and equipment, computer hardware and leasehold improvements of the branch locations transferred to the purchaser and the related security deposits and rental payments advanced for those branches.  Total proceeds of sale were $404,635 with no gain or loss recorded on sale as the assets were sold at current book value.  No mortgage loans were sold to the purchaser.  The remaining assets of F&T Mortgage were loans held for sale of approximately $75 million, of which substantially all have been sold to independent third-parties and F&T Mortgage’s corporate headquarters closed as of December 31, 2007.  The remaining $5 million of unpaid principal balance in loans held for sale are intended to be sold and buyers are in the process of being sought out.  As of June 30, 2008, these loans were recorded at the lower of cost or fair market value, and as such, were valued at approximately $3.2 million.

Fidelity & Trust assessed the classification of the operations and cash flows from F&T Mortgage in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and concluded that it met the conditions in order for the results of operations and cash flows to be reported as discontinued operations.  Based on the transaction described above, the operations and cash flows of F&T Mortgage have been eliminated from ongoing operations.  Furthermore, Fidelity & Trust has no significant continuing involvement in the assets and liabilities sold from F&T Mortgage.  Fidelity & Trust has been involved in selling the remaining assets held for sale, but has no further involvement or intentions of continuing the business of originating residential mortgage loans for the purpose of resale.  Furthermore, the assets of F&T Mortgage which were sold included the loan origination platform, branch locations, and human capital of the origination operation.  F&T Bank has no intention of beginning to originate loans to be sold.

The major asset and liability categories of net discontinued operations as of June 30, 2008 and December 31, 2007 and 2006 are as follows (in thousands):

	June 30,	December 31,
	2008	2007	2006
	(Unaudited)

Loans held for sale — net	$3,226	$11,898	$139,338

Premises and equipment — net	—	163	958

Deferred tax asset — net	117	117	1,397

Other assets	3,327	3,538	8,950

Other liabilities	(260)	(915)	(78,046)

Net assets of discontinued operations	$6,410	$14,801	$72,597

F&T Mortgage’s operations had previously been reported in the consolidated financial statements.  All results have been removed from F&T Financial’s continuing operations for all periods presented.  The results of F&T Mortgage, presented as discontinued operations in the Consolidated Statements of Operations, are as follows:

FOR THE PERIODS ENDED JUNE 30, 2008 AND 2007

AND DECEMBER 31, 2007 AND 2006

(Dollars in thousands, except per share data)

	June 30,		December 31,
	2008	2007	2007	2006
	(Unaudited)
INTEREST INCOME:
Interest and fees on loans held for sale	$398	$3,770	$5,342	$8,552

Total interest income	398	3,770	5,342	8,552

INTEREST EXPENSE:
Interest on borrowings	—	3,580	5,347	7,194

Total interest expense	—	3,580	5,347	7,194

NET INTEREST INCOME	398	190	(5)	1,358

NON-INTEREST INCOME:
Gains/(losses) on sales of mortgage loans	(655)	5,434	(1,094)	14,391
Realized gain/(loss) on derivative transactions, net	—	140	(76)	196
Unrealized gain/(loss) on derivative transactions, net	—	(217)	—	258
Other income	16	51	73	14

Total non-interest income	(639)	5,408	(1,097)	14,859

NON-INTEREST EXPENSE:
Compensation and employee benefits	335	4,506	7,787	8,057
Occupancy	15	700	1,014	1,419
Consulting and professional fees	59	130	609	673
Depreciation and amortization	34	298	460	544
Equipment and software	—	267	386	544
Advertising and marketing	—	201	271	555
Travel, meals, and entertainment	2	84	109	297
Legal	262	241	1,092	602
Telecommunications	39	307	452	518
Data processing	2	67	117	170
Other	198	3,017	2,456	5,063

Total non-interest expense	946	9,818	14,753	18,442

LOSS FROM DISCONTINUED OPERATIONS BEFORE INCOME TAX BENEFIT	(1,187)	(4,220)	(15,855)	(2,225)

Income tax benefit	—	(1,688)	(1,557)	(736)

LOSS FROM DISCONTINUED OPERATIONS	$(1,187)	$(2,532)	$(14,298)	$(1,489)

LOSS PER SHARE FROM DISCONTINUED OPERATIONS	$(0.28)	$(0.60)	$(3.40)	$(0.35)

LOSS PER SHARE FROM DISCONTINUED OPERATIONS - assuming dilution	$(0.28)	$(0.60)	$(3.38)	$(0.35)

The results of discontinued operations include interest expense which was allocated based upon borrowings which were specifically attributable to F&T Mortgage’s operations through intercompany transactions.  For the six months ended June 30, 2007, the amount of interest expense reclassified to discontinued operations was $1.8 million.  There was no interest expense reclassified to discontinued operations for the six months ended June 30, 2008.  For the years ended December 31, 2007 and 2006, the amount of interest expense reclassified to discontinued operations was $2.8 million and $3.5 million, respectively.

23.   PARENT COMPANY FINANCIAL INFORMATION

Condensed financial information for Fidelity & Trust Financial Corporation (parent company only) is as follows:

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2008	2007	2006
	(Unaudited)
ASSETS
Cash and due from banks	$160	$482	$2,291
Note receivable from subsidiary	9,000	3,000	—
Investment in subsidiary	26,755	24,855	35,411
Receivable due from subsidiary	—	—	188
Accrued interest receivable	40	1	—
Deferred tax asset, net	47	29	—
Other assets	15	16	—
TOTAL ASSETS	$36,017	$28,383	$37,890

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Other short-term borrowings	12,900	3,000	—
Payable to subsidiary	—	71	—
Accrued interest payable	43	1	—
Accrued expenses and other liabilities	2	5	2
Total liabilities	12,945	3,077	2
SHAREHOLDERS’ EQUITY:
Common stock	42	42	42
Preferred stock	—	—	—
Additional paid-in-capital	37,758	37,726	37,655
Retained deficit	(14,661)	(12,807)	571
Accumulated other comprehensive (loss) income	(67)	345	(380)
Total shareholders’ equity	23,072	25,306	37,888

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$36,017	$28,383	$37,890

CONDENSED STATEMENTS OF OPERATIONS

	Six months ended June 30,		Years ended December 31,
	2008	2007	2007	2006
	(Unaudited)
INTEREST INCOME:
Interest on note to subsidiary	$156	$—	$1	$—
Total interest income	156	—	1	—
INTEREST EXPENSE:
Interest on other borrowings	158	—	1	—
Total interest expense	158	—	1	—
NET INTEREST INCOME	(2)	—	—	—
NON-INTEREST EXPENSE:
Legal	8	16	75	60
Other	40	5	82	49
Total non-interest expense	48	21	157	109

LOSS BEFORE INCOME TAX BENEFIT AND EQUITY IN UNDISTRIBUTED INCOME (LOSS) OF SUBSIDIARY	(50)	(21)	(157)	(109)
Income tax benefit	17	7	109	37
Equity in undistributed (loss) income of subsidiary	(1,821)	(1,717)	(13,330)	293

NET (LOSS) INCOME	$(1,854)	$(1,731)	$(13,378)	$221

CONDENSED STATEMENTS OF CASH FLOWS

	Six months ended June 30,		Year ended December 31,
	2008	2007	2007	2006
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(1,854)	$(1,731)	$(13,378)	$221
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Equity in undistributed income of subsidiary	1,821	1,717	13,330	(293)
Change in other assets	(56)	181	142	(38)
Change in other liabilities	(33)	(1)	76	(3)
Net cash (used in) provided by operating activities	(122)	166	170	(113)
Cash flows from investing activities:
Increase in loan to subsidiary	(6,000)	—	(3,000)	—
Investment in subsidiary	(4,100)	—	(2,000)	—
Net cash (used in) investing activities	(10,100)	—	(5,000)	—
Cash flows from financing activities:
Proceeds from notes payable and short-term borrowings	9,900	—	3,000	—
Exercise of stock options	—	—	—	11
Repurchase of common stock	—	(29)	(29)	(1,225)
Sale of treasury stock	—	—	50	1,150
Net cash provided by (used in) financing activities	9,900	(29)	3,021	(64)
Net (decrease) increase in cash and cash equivalents	(322)	137	(1,809)	(177)
Cash and cash equivalents at the beginning of the period	482	2,291	2,291	2,468
Cash and cash equivalents at the end of the period	$160	$2,428	$482	$2,291

24.   SUBSEQUENT EVENTS

On December 2, 2007, F& T Financial and Eagle Bancorp, Inc. entered into a definitive merger agreement providing for the acquisition of F&T Financial by Eagle Bancorp.  After receiving regulatory and shareholder approvals, the merger became effective on August 31, 2008.  The combination was structured as a stock-for-stock exchange, under which F&T Financial’s shareholders received 0.3894 shares of Eagle common stock per F&T Financial share owned.  Per the terms of the agreement and plan of merger, the exchange ratio was based upon various adjustments to F&T Financial’s September 30, 2007 book value such as operating losses of F&T Mortgage, increases to the allowance for loan losses necessary to conform to EagleBank’s policies and increases to valuation adjustments for loans held for sale.  In connection with the transaction, F&T Bank was merged into EagleBank, with EagleBank being the surviving entity.